EX-99. 77Q1(e): Copies of any new or amended Registrant investment advisory contracts

Amended and Restated Investment Advisory Agreement dated January 29, 2008 between Northern Institutional Funds, Northern Trust Global Investments Ltd. (on behalf of the International Growth Portfolio) and Northern Trust Investments, N.A. is hereby incorporated by reference to Exhibit (d)(12) to Post-Effective Amendment No. 59 filed on March 14, 2008 (Accession No. 0001193125-08-057595).

Amended and Restated Investment Advisory Agreement dated January 29, 2008 between Northern Institutional Funds and Northern Trust Investments, N.A. is hereby incorporated by reference to Exhibit (d)(16) to Amendment No. 69 filed on March 31, 2008 (Accession No. 0001193125-08-071315).

Fee Reduction Commitment dated February 15, 2008 by Northern Trust Investments, N.A. is hereby incorporated by reference to Exhibit (d)(19) to Post-Effective Amendment No. 59 filed on March 14, 2008 (Accession No. 0001193125-08-057595).


                          NORTHERN INSTITUTIONAL FUNDS

                             AMENDMENT NO. 1 TO THE
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

      This Amendment, dated as of the 9th day of May, 2008, is entered into between NORTHERN INSTITUTIONAL FUNDS (the "Trust"), a Delaware business trust, NORTHERN TRUST INVESTMENTS, N.A. ("NTI") and NORTHERN TRUST GLOBAL INVESTMENTS LTD. ("NTGIL").

      WHEREAS, the Trust and NTI and NTGIL (with respect to the International Growth Portfolio only) have entered into an Amended and Restated Investment Advisory Agreement (the "Advisory Agreement") dated January 29, 2008, by and between NTI and NTGIL pursuant to which the Trust appointed NTI to act as adviser to the Trust for the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio, Tax-Exempt Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, Global Tactical Asset Allocation Portfolio (formerly, the Balanced Portfolio), International Equity Index Portfolio, Small Company Growth Portfolio, Municipal Portfolio, Mid Cap Growth Portfolio, Core Bond Portfolio and Prime Obligations Portfolio and NTGIL has been appointed to act as adviser to the Trust for the International Growth Portfolio;

      WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain NTI to act as adviser under the Advisory Agreement, the Trust shall so notify NTI in writing and if NTI is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to NTI shall be that which is agreed to in writing by the Trust and NTI; and

      WHEREAS, pursuant to Section l(b) of the Advisory Agreement, the Trust has notified NTI that it is establishing the Large Cap Index Portfolio (the "Portfolio"), and that it desires to retain NTI to act as the adviser therefore, and NTI has notified the Trust that it is willing to serve as adviser for the Portfolio;

      NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Appointment. The Trust hereby appoints NTI to act as adviser to the Trust for the Portfolio for the period and on the terms set forth in the Advisory Agreement. NTI hereby accepts such appointment and agrees to render the services set forth in the Advisory Agreement for the compensation herein provided.

      2. Compensation. For the services provided and the expenses assumed pursuant to the Advisory Agreement, the Trust will pay NTI, and NTI will accept as full compensation therefore from the Trust, a fee at an annual rate of .10 of 1% of the Portfolio's average net assets. The fee will be computed based on net assets on each day and will be paid to NTI monthly.

      3. Capitalized Terms. From and after the date hereof, the term "Portfolios" as used in the Advisory Agreement shall be deemed to include the Large Cap Index Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

      4. Miscellaneous. Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                                NORTHERN INSTITUTIONAL FUNDS

Attest:   /s/ Diane F. Anderson                 By: /s/ Lloyd A. Wennlund
       ---------------------------                 -----------------------------

                                                Name:    Lloyd A. Wennlund
                                                     ---------------------------

                                                Title:   President
                                                      --------------------------


                                                NORTHERN TRUST INVESTMENTS, N.A.

Attest:  /s/ Diane F. Anderson                  By: /s/ Eric Schweitzer
       ---------------------------                 -----------------------------

                                                Name:    Eric Schweitzer
                                                     ---------------------------

                                                Title:   Senior Vice President
                                                      --------------------------